Exhibit 4.11.1

SCHEDULE OF OPERATING AGREEMENTS AMONG CERTAIN PRC SUBSIDIARY OF SOUFUN

HOLDING LIMITED, A CONSOLIDATED CONTROLLED ENTITY AND SHAREHOLDERS OF

THE CONSOLIDATED CONTROLLED ENTITY

	Date of Agreement	Subsidiary of SouFun Holdings Limited	Shareholder of Consolidated Controlled Entity	Consolidated Controlled Entity	Shareholder’s Equity Interest in Consolidated Controlled Entity
1.	December 12, 2006	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai China Index Consultancy Co., Ltd.	80%
			Jiangong Dai		20%
2.	December 12, 2006	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai SouFun Advertising Co., Ltd.	80%
			Jiangong Dai		20%
3.	November 15, 2010(1)	Beijing Hong An Tu Sheng Network Technology Co., Ltd.	Tianquan Mo	Beijing Century Jia Tian Xia Technology Development Co., Ltd.	80%
			Jiangong Dai		20%
4.	July 8, 2011(1)	SouFun Media Technology (Beijing) Co., Ltd	Tianquan Mo	Beijing Yi Ran Ju Ke Technology Development Co., Ltd.	80%
			Jiangong Dai		20%
5.	March 25, 2010 (retroactive to September 10, 2009)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing Li Tian Rong Ze Technology Development Co., Ltd.	80%
			Jiangong Dai		20%
6.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd.	Beijing China Index Information Co., Ltd.	20%
			Beijing SouFun Internet Information Service Co., Ltd		80%
7.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing Jia Tian Xia Advertising Co., Ltd.	80%
			Jiangong Dai		20%

	Date of Agreement	Subsidiary of SouFun Holdings Limited	Shareholder of Consolidated Controlled Entity	Consolidated Controlled Entity	Shareholder’s Equity Interest in Consolidated Controlled Entity
8.	August 17, 2006 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing SouFun Science and Technology Development Co., Ltd.	80%
			Jiangong Dai		20%
9.	November 22, 2007	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Tianjin Jia Tian Xia Advertising Co., Ltd.	80%
			Jiangong Dai		20%
10.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd.	Shanghai Jia Biao Tang Real Estate Broking Co., Ltd.	30%
			Beijing SouFun Internet Information Service Co., Ltd		70%
11.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Beijing China Index Information Co., Ltd.	Beijing SouFun Internet Information Service Co., Ltd	20%
			Beijing Jia Tian Xia Advertising Co., Ltd.		80%

(1)	See the footnote (1) in the exhibit titled “Schedule of Amendment Agreements Relating to Exclusive Technical Consultancy and Services Agreement, Exclusive Call Option Agreement, Operating Agreement and Other Agreements among certain PRC subsidiaries of SouFun Holdings Limited, a consolidated controlled entity, shareholders of the consolidated controlled entity and SouFun Holdings Limited”.